UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2005

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.

INDEX

Item 1.01	Entry into a Material Definitive Agreement –

At the Annual Meeting of Shareholders of Smithtown Bancorp, Inc. held on April 21, 2005, the shareholders of Smithtown Bancorp, Inc. approved the adoption by the Board of Directors of Smithtown Bancorp, Inc. of the Smithtown Bancorp Restricted Stock Plan.

The purpose of the Plan is to promote the interests of the Bancorp by attracting, retaining and motivating officers of the Bank who are Senior Vice Presidents and higher, the Executive Secretary of the Chief Executive Officer of the Bank and any director of the Board of Directors of the Bank (“Eligible Employees and Directors”) by providing them with additional incentives for their continuing relationship with the Bank and aligning their interests and compensation with the long- term interests of shareholders. Eligible Employees and Directors will be eligible to receive awards (“Awards”) under the Plan, which consist of grants of restricted stock referred to in the Plan as “Plan Shares.” As of April 22, 2005, the Bank had approximately seven Senior Vice Presidents and above and nine directors.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Bank of Smithtown which is composed of four directors, all of whom (i) satisfy the requirements of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) meet any independence requirements promulgated by NASDAQ or by any stock exchange on which the Bancorp’s Common Stock is listed. The members of the Committee may be removed by the Board of Directors at the Board’s discretion. The Board, in its discretion, may also administer the Plan and, in such a case, has all of the rights, powers and authority of the Committee.

Subject to certain limitations, the Committee has the power and authority in its discretion to, among other things, (i) recommend to the Board of Directors the persons to whom Awards will be made, (ii) recommend to the Board of Directors the timing, terms and conditions of any Awards, including the number of Common Shares subject to any Award, (iii) interpret and administer the Plan and any instrument or agreement relating to the Plan or any Awards granted pursuant to the Plan, and (iv) establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan.

Based on the Committee’s recommendations, the Board of Directors shall determine the persons to whom Awards will be made and the time, terms, and conditions of any Awards, including the number of Common Shares subject to any Awards. Any director who is a candidate for an allocation of Common Shares pursuant to the Plan (“Plan Shares”) shall recuse himself or herself and not participate in the discussion or vote by the Committee or the Board as to the allocation of Plan Shares to that person.

Amendment

The Board may amend, suspend, or terminate the Plan at any time. However, no such action may affect adversely rights or obligations with respect to allocations previously made and no modification of the Plan will (i) increase the maximum number of Plan Shares reserved or (ii) change the provision in the Plan as to the total number of Plan Shares that may be allocated.

Maximum Number of Shares Available

Subject to adjustment as described below, the maximum number of Common Shares which may be issued with respect to Awards is one hundred thousand (100,000) (“Plan Shares Reserve”). The Board shall award a total of 4,600 Plan Shares to the Eligible Employees and Directors for 2005.

Should the Bancorp’s Common Shares, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Bancorp or of another company, the number of shares then remaining in the Plan Shares Reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

If a recipient fails to pay the price, if any, determined by the Board to be paid for Plan Shares or any Plan Shares covered by an Award are forfeited, or any such shares are repurchased by the Bancorp, such shares of (or portion thereof) will again be available for issuance under the Plan.

Because the granting of Awards under the Plan will be entirely within the discretion of the Committee and the Board, it is not possible to determine those persons to whom Awards will be granted under the Plan or the number of Common Shares that will be subject to Awards that are granted under the Plan, nor is it possible to determine those persons to whom Awards would have been granted or the number of Common Shares that would have been subject to such Awards for the last completed fiscal year if the Plan had been in effect.

Description of restricted Common Shares awarded pursuant to the Plan

Awards of Plan Shares are grants of Common Shares that are subject to a risk of forfeiture or other restrictions that lapse upon the occurrence of certain events and the satisfaction of certain conditions, as determined by the Committee in its discretion. All awards of Plan Shares will be subject to restrictions as follows:

a. The restricted period during which the restricted Plan Shares that have been awarded may not be transferred shall be:

Percentage of Plan Shares on which restrictions lapse	Date on which restrictions lapse
20% of the Plan Shares	December 31 in year of allocation of Plan Shares

20% of the Plan Shares	December 31 of the first year after the year of allocation

20% of the Plan Shares	December 31 of the second year after the year of allocation

20% of the Plan Shares	December 31 of the third year after the year of allocation

20% of the Plan Shares	December 31 of the fourth year after the year of allocation

Notwithstanding the above, the Committee may recommend and the Board may substitute an alternative restricted period which may be longer or shorter than the above stated restricted period and other terms and conditions, at the Board’s sole discretion.

b. Such restrictions shall be lifted in the event of the death or disability of the recipient of the Award or in the event of a change in control as is set forth in the Plan.

c. Except as otherwise determined by the Board, all of the Plan Shares on which the restrictions have not lapsed shall be forfeited and all rights of the recipient to such shares shall terminate, without further obligation on the part of the Bancorp, unless the recipient remains in the continuous employment of the Bank for the entire restricted period or, in the event a director no longer serves as a director of the Bank, during the restricted period in relation to which such Plan Shares were granted.

Federal Income Tax Consequences

The following is a summary of the current federal income tax treatment related to grants of Awards under the Plan. This summary is not intended to, and does not, provide or supplement tax advice to participants. Participants in the Plan are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of any Awards under the Plan, including any state or local tax consequences and the effect, if any, of gift, estate and inheritance taxes.

No taxable income is realized by a participant upon the award of Common Shares pursuant to the Plan. Prior to the lapse of restrictions on such shares, any dividends received on such shares will be treated as ordinary compensation income. Upon the lapse of restrictions, the participant would include in ordinary income the fair market value of the shares issued pursuant to the Plan at the time the restrictions lapse.

Any participant in the Plan may, however, make an election under Section 83(b) of the Code (an “83(b) election”) within thirty days after receipt of Plan Shares to take into income in the year the restricted Plan Shares are transferred by the Bancorp to such participant an amount equal to the fair market value of the restricted Plan Shares on the date of such transfer (as if the restricted Plan Shares were unrestricted). If such election is made, the participant (i) will have no taxable income at the time the restrictions actually lapse, (ii) will have a capital gains holding period beginning on the transfer date restricted Plan Shares are transferred to the participant in the Plan, and (iii) will have dividend income with respect to any dividends received on such shares. If the restricted Plan Shares subject to the 83(b) election are subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

Any appreciation or depreciation in such shares from the time the restrictions lapse (or the 83(b) election is made) to their subsequent disposition should be taxed as a short-term or long-term gain or loss, as the case may be.

The Bancorp would be entitled to a federal income tax deduction for the year in which the participant realizes ordinary income with respect to the restricted Plan Shares in an amount equal to such income.

Item 1.02	Termination of a Material Definitive Agreement – Not Applicable

Item 1.03	Bankruptcy or Receivership – Not Applicable

Item 2.01	Acquisition or Disposition of Assets – Not Applicable

Item 2.02	Results of Operations and Financial Condition – Not Applicable

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant – Not Applicable

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement – Not Applicable

Item 2.05	Costs Associated with Exit or Disposal Activities – Not Applicable

Item 2.06	Material Impairments – Not Applicable

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing – Not Applicable

Item 3.02	Unregistered Sales of Equity Securities – Not Applicable

Item 3.03	Material Modifications to Rights of Security Holders – Not Applicable

Item 4.01	Changes in Registrant’s Certifying Accountant – Not Applicable

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review – Not Applicable

Item 5.01	Changes in Control of Registrant – Not Applicable

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers – Not Applicable

Item 5.03	Amendment to Articles of Incorporation or ByLaws – Not Applicable

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable

Item 7.01	Regulation FD Disclosure – Not Applicable

Item 8.01	Other Events – Not Applicable

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
1	Smithtown Bancorp Restricted Stock Plan dated April 21, 2005

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 25, 2005	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman of the Board,
President and Chief Executive Officer